                                                                    EXHIBIT 10.7
================================================================================
                               CREDIT AGREEMENT

                                     among

                             RC TRANSACTION CORP.,

                            RCLLC ACQUISITION CORP.,

                           RE:SOURCES CONNECTION LLC,

                                VARIOUS LENDERS,

                             BANKERS TRUST COMPANY,
                   as ADMINISTRATIVE AGENT and LEAD ARRANGER,

                               BANKBOSTON, N.A.,
                             as SYNDICATION AGENT,

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                             as DOCUMENTATION AGENT


                            -----------------------

                           Dated as of April 1, 1999

                            -----------------------

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                          Page
                                                                                                          ----
SECTION 1.  Amount and Terms of Credit................................................................      1
    1.01  The Commitments.............................................................................      1
    1.02  Minimum Amount of Each Borrowing............................................................      3
    1.03  Notice of Borrowing.........................................................................      3
    1.04  Disbursement of Funds.......................................................................      4
    1.05  Notes.......................................................................................      5
    1.06  Conversions.................................................................................      6
    1.07  Pro Rata Borrowings.........................................................................      7
    1.08  Interest....................................................................................      7
    1.09  Interest Periods............................................................................      8
    1.10  Increased Costs, Illegality, etc............................................................      9
    1.11  Compensation................................................................................     11
    1.12  Change of Lending Office....................................................................     11
    1.13  Replacement of Lenders......................................................................     11

SECTION 2.  Letters of Credit.........................................................................     12
    2.01  Letters of Credit...........................................................................     12
    2.02  Maximum Letter of Credit Outstandings; Final Maturities.....................................     13
    2.03  Letter of Credit Requests; Minimum Stated Amount............................................     13
    2.04  Letter of Credit Participations.............................................................     14
    2.05  Agreement to Repay Letter of Credit Drawings................................................     16
    2.06  Increased Costs.............................................................................     17

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.....................................     17
    3.01  Fees........................................................................................     17
    3.02  Voluntary Termination of Unutilized Revolving Loan Commitments..............................     18
    3.03  Mandatory Reduction of Commitments..........................................................     19

SECTION 4.  Prepayments; Payments; Taxes..............................................................     20
    4.01  Voluntary Prepayments.......................................................................     20
    4.02  Mandatory Repayments and Commitment Reductions..............................................     21
    4.03  Method and Place of Payment.................................................................     24
    4.04  Net Payments................................................................................     25

SECTION 5.  Conditions Precedent to Credit Events on the Initial Borrowing Date.......................     27
    5.01  Execution of Agreement; Notes...............................................................     27
    5.02  Officer's Certificate.......................................................................     27

                                                                                                          Page
                                                                                                          ----
    5.03  Opinions of Counsel.........................................................................     27
    5.04  Corporate Documents; Proceedings; etc. .....................................................     27
    5.05  Plans; Shareholders' Agreements; Management Agreements; Employment
            Agreements; Non-Compete Agreements; Collective Bargaining Agreements;
            Tax Sharing Agreements; Existing Indebtedness Agreements..................................     28
    5.06  Consummation of the Transaction.............................................................     29
    5.07  Adverse Change, etc. .......................................................................     30
    5.08  Litigation..................................................................................     30
    5.09  Pledge Agreement............................................................................     30
    5.10  Security Agreement..........................................................................     30
    5.11  Subsidiaries Guaranty.......................................................................     31
    5.12  Financial Statements; Pro Forma Balance Sheet; Projections..................................     31
    5.13  Solvency Letter; Insurance Certificates.....................................................     31
    5.14  Fees, etc. .................................................................................     31

SECTION 6.  Conditions Precedent to All Credit Events.................................................     31
    6.01  No Default; Representations and Warranties..................................................     32
    6.02  Notice of Borrowing; Letter of Credit Request...............................................     32

SECTION 7.  Representations, Warranties and Agreements................................................     32
    7.01  Organizational Status.......................................................................     32
    7.02  Organizational and Other Power and Authority................................................     33
    7.03  No Violation................................................................................     33
    7.04  Approvals...................................................................................     33
    7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections;
            etc.......................................................................................     33
    7.06  Litigation..................................................................................     35
    7.07  True and Complete Disclosure................................................................     35
    7.08  Use of Proceeds; Margin Regulations.........................................................     35
    7.09  Tax Returns and Payments....................................................................     36
    7.10  Compliance with ERISA.......................................................................     36
    7.11  The Security Documents......................................................................     37
    7.12  Representations and Warranties in the Documents.............................................     38
    7.13  Capitalization..............................................................................     38
    7.14  Subsidiaries................................................................................     39
    7.15  Compliance with Statutes, etc. .............................................................     39
    7.16  Investment Company Act......................................................................     39
    7.17  Public Utility Holding Company Act..........................................................     39
    7.18  Environmental Matters.......................................................................     39
    7.19  Labor Relations.............................................................................     40
    7.20  Properties..................................................................................     40
    7.21  Patents, Licenses, Franchises and Formulas..................................................     41
    7.22  Indebtedness................................................................................     41
    7.23  Merger......................................................................................     41
    7.24  Insurance...................................................................................     41

                                     (ii)

                                                                                                          Page
                                                                                                          ----
    7.25  Year 2000..................................................................................      41
    7.26  Special Purpose Corporation................................................................      42
    7.27  Subordination..............................................................................      42

SECTION 8.  Affirmative Covenants....................................................................      42
    8.01  Information Covenants......................................................................      42
            (a) Monthly Reports......................................................................      42
            (b) Quarterly Financial Statements.......................................................      42
            (c) Annual Financial Statements..........................................................      43
            (d) Management Letters...................................................................      43
            (e) Budgets and Projections..............................................................      43
            (f) Officer's Certificates...............................................................      43
            (g) Notice of Default or Litigation......................................................      44
            (h) Other Reports and Filings............................................................      44
            (i) Environmental Matters................................................................      44
            (j) Other Information....................................................................      45
    8.02  Books, Records and Inspections; Annual Meetings............................................      45
    8.03  Insurance; Good Repair.....................................................................      45
    8.04  Organizational Franchises..................................................................      46
    8.05  Compliance with Statutes, etc..............................................................      46
    8.06  Compliance with Environmental Laws.........................................................      46
    8.07  ERISA......................................................................................      47
    8.08  End of Fiscal Years; Fiscal Quarters.......................................................      48
    8.09  Performance of Obligations.................................................................      48
    8.10  Payment of Taxes...........................................................................      48
    8.11  Interest Rate Protection...................................................................      48
    8.12  Additional Security; Further Assurances....................................................      48
    8.13  Information Systems and Equipment..........................................................      49
    8.14  Merger.....................................................................................      49
    8.15  Contributions..............................................................................      49
    8.16  Foreign Subsidiaries Security..............................................................      50
    8.17  Qualified Preferred Stock..................................................................      50
    8.18  Holdings Subordinated Notes................................................................      50

SECTION 9.  Negative Covenants.......................................................................      51
    9.01  Liens......................................................................................      51
    9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.....................................      53
    9.03  Dividends..................................................................................      55
    9.04  Indebtedness...............................................................................      56
    9.05  Advances, Investments and Loans............................................................      57
    9.06  Transactions with Affiliates...............................................................      59
    9.07  Capital Expenditures.......................................................................      60
    9.08  Consolidated Interest Coverage Ratio.......................................................      61
    9.09  Maximum Leverage Ratio ....................................................................      62
    9.10  Minimum Consolidated EBITDA................................................................      63

                                     (iii)

                                                                                                          Page
                                                                                                          ----
    9.11  Limitations on Payments and Modification of Certain Indebtedness;
            Modifications of Certificate of Incorporation, By-Laws and Certain Other
            Agreements; etc..........................................................................      64
    9.12  Limitation on Certain Restrictions on Subsidiaries.........................................      65
    9.13  Limitation on Issuance of Capital Stock....................................................      65
    9.14  Business...................................................................................      65
    9.15  Limitation on Creation of Subsidiaries.....................................................      66

SECTION 10. Events of Default........................................................................      66
    10.01 Payments...................................................................................      66
    10.02 Representations, etc.......................................................................      66
    10.03 Covenants..................................................................................      66
    10.04 Default Under Other Agreements.............................................................      66
    10.05 Bankruptcy, etc............................................................................      67
    10.06 ERISA......................................................................................      67
    10.07 Security Documents.........................................................................      68
    10.08 Guaranties.................................................................................      68
    10.09 Judgments..................................................................................      68
    10.10 Change of Control..........................................................................      68
    10.11 Additional Financing.......................................................................      68
    10.12 Transition Services Agreement..............................................................      69

SECTION 11. Definitions and Accounting Terms.........................................................      69
    11.01 Defined Terms..............................................................................      69

SECTION 12. The Agents...............................................................................      90
    12.01 Appointment................................................................................      90
    12.02 Nature of Duties...........................................................................      90
    12.03 Lack of Reliance on the Agents.............................................................      91
    12.04 Certain Rights of the Agents...............................................................      91
    12.05 Reliance...................................................................................      91
    12.06 Indemnification............................................................................      91
    12.07 Each Agent in its Individual Capacity......................................................      92
    12.08 Holders....................................................................................      92
    12.09 Resignation by the Administrative Agent or the Documentation Agent.........................      92

SECTION 13. Miscellaneous............................................................................      93
    13.01 Payment of Expenses, etc...................................................................      93
    13.02 Right of Setoff............................................................................      94
    13.03 Notices....................................................................................      94
    13.04 Benefit of Agreement; Assignments; Participations..........................................      94
    13.05 No Waiver, Remedies Cumulative.............................................................      96
    13.06 Payments Pro Rata..........................................................................      97
    13.07 Calculations; Computations; Accounting Terms...............................................      97

                                     (iv)

                                                                                                          Page
                                                                                                          ----

    13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
          WAIVER OF JURY TRIAL.......................................................................      98
    13.09 Counterparts...............................................................................      99
    13.10 Effectiveness..............................................................................      99
    13.11 Headings Descriptive.......................................................................      99
    13.12 Amendment or Waiver; etc...................................................................      99
    13.13 Survival...................................................................................     100
    13.14 Domicile of Loans..........................................................................     100
    13.15 Register...................................................................................     101
    13.16 Confidentiality............................................................................     101
    13.17 Acknowledgment.............................................................................     102

SECTION 14. Holdings Guaranty.......................................................................      102
    14.01 Guaranty..................................................................................      102
    14.02 Bankruptcy................................................................................      103
    14.03 Nature of Liability.......................................................................      103
    14.04 Independent Obligation....................................................................      103
    14.05 Authorization.............................................................................      103
    14.06 Reliance..................................................................................      104
    14.07 Subordination.............................................................................      104
    14.08 Waiver....................................................................................      105
    14.09 Nature of Liability.......................................................................      105

SCHEDULE I     Commitments
SCHEDULE II    Lender Addresses
SCHEDULE III   Existing Liens
SCHEDULE IV    Subsidiaries
SCHEDULE V     Existing Investments
SCHEDULE VI    Existing Indebtedness
SCHEDULE VII   Insurance

EXHIBIT A      Notice of Borrowing
EXHIBIT B-I    Term Note
EXHIBIT B-2    Revolving Note
EXHIBIT B-3    Swingline Note
EXHIBIT C      Letter of Credit Request
EXHIBIT D      Section 4.04(b)(ii) Certificate
EXHIBIT E-I    Opinion of Simpson Thacher & Bartlett
EXHIBIT E-2    Opinion of O'Melveny & Meyers LLP
EXHIBIT F      Officers' Certificate
EXHIBIT G      Pledge Agreement
EXHIBIT H      Security Agreement
EXHIBIT I      Subsidiaries Guaranty
EXHIBIT J      Solvency Certificate

                                      (v)

EXHIBIT K      Assignment and Assumption Agreement
EXHIBIT L      Intercompany Note
EXHIBIT M      Evercore Letter Agreement


                                     (vi)

          CREDIT AGREEMENT, dated as of April 1, 1999, among RC TRANSACTION CORP., a Delaware corporation ("Holdings"), RCLLC ACQUISITION CORP., a Delaware corporation ("Acquisition Corp."), RESOURCES CONNECTION LLC, a Delaware limited liability company ("Resources"), the Lenders party hereto from time to time, BANKERS TRUST COMPANY, as Administrative Agent and Lead Arranger (in such capacity, the "Administrative Agent"), U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKBOSTON, N.A., as Syndication Agent (in such capacity, the "Syndication Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                                  WITNESSETH:
                                  ----------

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit.
                     --------------------------

          1.01 The Commitments. (a) Subject to and upon the terms and conditions
               ---------------
set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) only may be incurred by the Borrower on the Initial Borrowing Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all
--------
Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all
--------
Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, and (iv) shall not exceed for all such Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (1) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

          (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been
                 --------
automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender's RL Percentage (determined before
        --- ----
giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding

Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans
                --------
shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount
               --------------------------------
of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

          1.03 Notice, of Borrowing. (a) Whenever the Borrower desires to incur
               --------------------
(x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed
                    --------
to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(d).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Vice President-Finance or the Vice President-Administration of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

          1.04 Disbursement of Funds. No later 12:00 Noon (New York time) on the
               ---------------------
date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to
Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later 1:00 P.M. (New York time) on the date specified in Section 1.01(d)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion
                                                               --- ----
(determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office (or such other account as directed by the Borrower in writing to the Administrative Agent) the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, and
               -----
interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Term Loans evidenced thereby,
(iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

           (c) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions. The Borrower shall have the option to convert, on
               -----------
any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise
                                  --------
provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans if a Default or an Event of Default is in existence on the date of the conversion and either the Administrative Agent or the Required Lenders, in its or their sole discretion, shall have notified the Borrower that during such existence Base Rate Loan may not be converted into Eurodollar Loans and (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion, shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving
               -------------------
Loans under this Agreement shall be incurred from the Lenders pro rata on the
                                                              --- ----
basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08 Interest. (a) The Borrower agrees to pay interest in respect of
               --------
the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time, and all other overdue amounts payable hereunder shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under Section 1.08(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided,
                                                                ---------
however, that in the case of Base Rate Loans, interest shall not be payable
--------
pursuant to preceding clause (iii) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made either in conjunction with a permanent reduction of the Total Revolving Loan Commitment or with a repayment or prepayment in full of all outstanding Loans of the respective Tranche.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time the Borrower gives any Notice of
               ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, or, to the extent available to all of the Lenders of a given Tranche, a nine or twelve-month period, provided that (in each case):
              --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any
                                                 --------  -------
     Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence if either the Administrative Agent or the Required Lenders, in its or their sole discretion,shall have notified the Borrower that Eurodollar Loans may not be incurred during such existence;

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

          (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of Term Loans which have Interest Periods which will expire after such date Will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1. 10 Increased Costs. Illegality, etc. (a) In the event that any
                ---------------------------------
Lender shall have determined (which determinations shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan (other than with respect to Taxes to the extent covered in Section 4.04) because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting the interbank Eurodollar market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, either (A) convert such Borrowing from the affected Lender into a Borrowing of Base Rate Loans and with the balance of such Borrowing to be made as Eurodollar Loans, or (B) cancel such Borrowing, in either case, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided
                                                                       --------
that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital (but without duplication of any amounts payable under Section 2.06). In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing
            --------
under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11 Compensation. The Borrower shall compensate each Lender, upon its
               ------------
written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment (including any repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section
10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office. Each Lender agrees that on the
               ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that
                                                                  ---------
such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

          1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting
                ----------------------
Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i)
                                                   ---------
at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

          SECTION 2. Letters Credit.
                     ---------------

          2.01 Letters of Credit. (a) Subject to and upon the terms and
               -------------------
conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender, and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by the Issuing Lender or in such other form as been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

          (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit, provided that the Issuing Lender shall be under
                               ---------
no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect with respect to the Issuing Lender on the date hereof, or any loss, cost or expense (for which the Issuing Lender is not otherwise required to be reimbursed under this Agreement) which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it; or

          (ii) the Issuing Lender shall have received notice, from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit, of the type described in the second sentence of Section 2.03(b).

          2.02 Maximum Letter of Credit Outstandings; Final Maturities.
               -------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Oustandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $1,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x)
(A) in the case of standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) in the case of trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof (or such later date as may be agreed to by the Issuing Lender in its sole discretion), (y) (A) in the case of standby Letters of Credit, three Business Days prior to the Revolving Loan Maturity Date and (B) in the case of trade Letters of Credit, 30 days prior to the Revolving Loan Maturity Date.

          2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever
               ------------------------------------------------
the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least two Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof. Each notice be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any Letter of Credit, the Issuing Lender shall promptly notify the Borrower, the Administrative Agent and each Participant of such issuance, modification or amendment as the case may be. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, the Issuing Lender shall not be required to issue any Letter of Credit unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the Issuing Lender.

          2.04 Letter of Credit Participations. (a) Immediately upon the
               -------------------------------
issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each RL Lender, other than the Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have an obligation relative to the other Lenders other to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted with gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          (c) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York City time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

          (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)  the occurrence of any Default or Event of Default.

          2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower
               --------------------------------------------
agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans; provided, however, to the extent such amounts are not
                 --------  -------
reimbursed prior to 12:00 Noon (New York City time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans plus 2%, with interest to be payable on demand. The Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice in
                            --------
no way affect, impair or diminish the Borrower's obligations hereunder.
                         --------

          (b) The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Lender with respect to drawings under Letters of Credit (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings or any Subsidiary of Holdings may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to
         --------  -------
reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as finally determined by court of competent jurisdiction).

          2.06 Increased Costs. If at any time after the Effective Date, the
               ---------------
introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or (ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for Taxes to the extent covered by Section 4.04 and for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital (but without duplication of any amounts payable under Section 1.10(c)). The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3. Commitment Commission; Fees; Reductions of Commitment.
                     -----------------------------------------------------

          3.01 Fees.  (a) The Borrower agrees to pay to the Administrative Agent
               ----
for distribution to each Non-Defaulting RL Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate for each day equal to 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender.

Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the Expiration Date of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin then in effect with respect to Revolving Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the Expiration Date of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of the Facing Fee payable
        --------
in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to each Agent, for its respective account, such other fees as have been agreed to in writing by the Borrower, the Administrative Agent and each such other Agent.

          3.02 Voluntary Termination of Unutilized Revolving Loan Commitments.
               --------------------------------------------------------------
(a) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this
Section 3.02(a), in an integral multiple of $100,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that
                                                              --------
each such
reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

          3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and
               ----------------------------------
the Commitments of each Lender) shall terminate in its entirety on April 30, 1999 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of the Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans pursuant to any of Sections 4.02(c) through
(g), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding; provided that, notwithstanding the foregoing, once the Total
                  --------
Revolving Loan Commitment has been reduced to $5,000,000 or below, no further reductions to the Total Revolving Loan Commitment pursuant to this Section 3.03(d) shall be required as a result of the event described in Section 4.02(f).

          (e) Each reduction to the Total Term Loan Commitment and the Total Revolving Loan Commitment shall be applied to proportionately reduce the Term Loan

Commitment and the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4. Prepayments; Payments; Taxes.
                     ----------------------------

          4.01 Voluntary Prepayments. (a) The Borrower shall have the right to
               ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $100,000, (y) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $100,000 and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, provided that if any partial
                                                --------
prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                      --- ----
among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; and (iv) each voluntary prepayment of principal of Term Loans pursuant to this Section 4.01 (a) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis
                                                               --- ----
(based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

           (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued unpaid interest, Fees, and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (I) in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 4.01(b) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (II) such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the Issuing Lender and (III) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

          4.02 Mandatory Repayments and Commitment Reductions. (a) On any day on
               ----------------------------------------------
which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of the Term Loans, to the extent then outstanding, as is set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(h), a "Scheduled Repayment"):

             Scheduled Repayment Date              Amount
             ------------------------              ------
             June 30, 1999                       $  375,000
             September 30, 1999                  $  375,000
             December 31, 1999                   $  375,000
             March 31, 2000                      $  375,000

             June 30, 2000                       $1,000,000
             September 30, 2000                  $1,000,000
             December 31, 2000                   $1,000,000
             March 31, 2001                      $1,000,000

             June 30, 2001                       $1,187,500
             September 30, 2001                  $1,187,500
             December 31, 2001                   $1,187,500
             March 31, 2002                      $1,187,500

             June 30, 2002                       $1,312,500
             September 30, 2002                  $1,312,500


             December 31, 2002                   $1,312,500
             March 31, 2003                      $1,312,500

             June 30, 2003                       $1,250,000

             Term Loan Maturity Date             $1,250,000

          (c) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date (or if not practicable to be accomplished on such date, on the next succeeding Business Day) on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than cash proceeds received (i) as part of the Equity Financing, (ii) from the issuance by Holdings of shares of its common stock (including as a result of the exercise of any options with regard thereto), or options to purchase shares of its common stock, to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $350,000 in any fiscal year of Holdings, (iii) that are used to fund Capital Expenditures pursuant to Section 9.07(e) and/or Investments pursuant to Section 9.05(xii) in an aggregate amount for all such cash proceeds not to exceed $500,000, (iv) that are used to fund Capital Expenditures as, and to the extent, permitted by Section 9.07(f) or (v) from equity contributions to, or purchases of capital stock from, any Subsidiary of Holdings to the extent made by Holdings or another Subsidiary of Holdings), an amount equal to 100% of the Net Equity Proceeds (or, if all outstanding Term Loans have theretofore been repaid in full, 50% of the Net Equity Proceeds) of such capital contribution or sale or issuance of equity shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

          (d) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

          (e) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date (or if not practicable to be accomplished on such date, on the next succeeding Business Day) on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i); provided that with
                                                              --------
respect to no more $350,000 in the aggregate of Net Sale Proceeds from Asset Sales in any fiscal year of Holdings, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets used or useful in the business of the Borrower and its Subsidiaries within 180 days following the date of such Asset Sale, and provided further, that if all or any
                                           ----------------
portion of such Net Sale Proceeds not required to be applied to the repayment of outstanding Term Loans are not so reinvested in replacement assets within such 180-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(e) without regard to this proviso.

          (f) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow (or, if all outstanding Term Loans have theretofore been repaid in full, 50% of the Excess Cash Flow) for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

          (g) In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than a Recovery Event in which the cash proceeds received therefrom are less than $100,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i), provided that so long as no
                                              --------
Default or Event of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that Holdings or the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and provided further, that if all or any
                                           ----------------
portion of such Net Insurance Proceeds not required to be applied to the repayment of outstanding Term Loans pursuant to the preceding proviso are not so used within 180 days after the date of the receipt of such Net Insurance Proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(g) without regard to the preceding proviso.

          (h) The amount of each principal repayment of Term Loans made as required by Sections 4.02(c), (d), (e), (f) and (g) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then
                                             --- ----
remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

          (i) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02
--------
may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any

Loans made pursuant to a Borrowing shall be applied pro rata among such Loans
                                                    --- ----
(based on the respective shares of the Lenders, if any, of the Loans with respect to which such repayment is required pursuant to this Section 4.02). In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (j) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date (or if not practicable to be accomplished on such date, on the next succeeding Business Day) on which any cash proceeds are received by Holdings as contemplated by Section 10.11, an amount equal to 100% of such proceeds shall be applied on such date on a mandatory prepayment of any outstanding Revolving Loans.

          (k) Notwithstanding the foregoing provisions of this Section 4.02, if at any time any repayment of the Loans pursuant to clause (c), (e) or (g) of this Section 4.02 would result, after giving effect to the procedures set forth in clause (i) of this Section 4.02, in the Borrower incurring breakage costs in a material amount under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period with respect thereto, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurodollar Loans not immediately prepaid) to be held as security for the Obligations of the Borrower pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the occurrence of a Default or an Event of Default or the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower); provided that (x) such unpaid Eurodollar Loans shall continue to bear interest
--------
in accordance with the applicable provisions hereof until such unpaid Eurodollar Loans or the related portion of such Eurodollar Loans, as the case may be, have or has been prepaid and (y) the provisions of this Section 4.02(k) shall not apply to a mandatory repayment under clause (c) of this Section 4.02 if the amount of such mandatory repayment equals or exceeds the lesser of (A) the principal amount of all Loans then outstanding and (B) $5,000,000.

          (l) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

          4.03 Method and Place of Payment. Except as otherwise specifically
               ---------------------------
provided herein, all payments under Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments. (a) All payments made by the Borrower hereunder or
               ------------
under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b)
(unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement as of such date to an exemption from or reduction in United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c) If the Borrower pays any additional amount under this Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an mount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit, provided,
                                                                  --------
however, that (i) any Lender may determine, in its sole discretion consistent
-------
with the policies of such Lender, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses and (iii) nothing in this Section 4.04(c) shall require such Lender to disclose any confidential information to the Borrower (including, without limitation, such Lender's tax returns).

          SECTION 5. Conditions Precedent to Credit Events on the Initial
                     ----------------------------------------------------
Borrowing Date. The obligation of each Lender to make Loans, and the obligation
--------------
of the Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5. 01 Execution of Agreement; Notes. On or prior to the Initial
                -----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Term Note and/or Revolving Note executed by the Borrower and to the extent requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          5.02 Officer's Certificate. On the Initial Borrowing Date, the
               ---------------------
Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06(a), 5.06(b), 5.07(b) and 6.01 have been satisfied on such date.

          5.03 Opinions of Counsel. On the Initial Borrowing Date, the
               -------------------
Administrative Agent shall have received from (i) Simpson Thacher & Bartlett, counsel to the Credit Parties, an opinion addressed to the Agents, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and
(ii) O'Melveny & Myers LLP, an opinion addressed to the Agents, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

          5.04 Corporate Documents; Proceedings; etc. (a) On the Initial
               -------------------------------------
Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the President or any Vice President of each such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Agents.

          (b) All corporate, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (c) On the Initial Borrowing Date, the corporate, ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries) of Holdings and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          5.05 Plans; Shareholders' Agreements; Management Agreements;
               -------------------------------------------------------
Employment Agreements; Non-Compete Agreements; Collective Bargaining
---------------------------------------------------------------------
Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements.
--------------------------------------------------------------------

          (a) On or prior to the Initial Borrowing Date, there shall have been delivered or made available to the Administrative Agent true and correct copies of all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form, 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings, any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such Plan).

          (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents:

          (i) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements") ;

          (ii) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

          (iii) all material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

          (iv) all non-compete agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Non-Compete Agreements");

          (v) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

          (vi) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

          (vii) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Existing Indebtedness Agreements");

all of which Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Collective Bargaining Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date.

          5.06 Consummation of the Transaction. (a) On the Initial Borrowing
               -------------------------------
Date, the Acquisition shall have been consummated in all material respects in accordance with the Acquisition Documents and all applicable laws, and each of the conditions precedent to the consummation of the Acquisition shall have been satisfied in all material respects and no material condition thereto waived, except with the consent of the Agents (which consent shall not be unreasonably withheld), to the reasonable satisfaction of the Agents.

          (b) On the Initial Borrowing Date, (i) Holdings shall have received cash proceeds of at least $9,379,995 from the Equity Financing, (ii) Holdings shall have received cash proceeds of at least $20,636,022 from the issuance of a like principal amount of Holdings Subordinated Notes and (iii) Holdings shall have used the full amount of such Equity Financing proceeds and Holdings Subordinated Note proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of the Loans for such purpose.

          (c) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agents and the Lenders true and correct copies of all Documents entered into in connection with the Transaction (including, without limitation, the Acquisition Documents, the Equity Financing Documents, the Holdings Subordinated Notes and the Merger Documents), and all of the terms and conditions of such Documents shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          (d) On the Initial Borrowing Date, the Administrative Agent and certain affiliates of ECP which are shareholders of Holdings shall have entered into a Letter Agreement in the form of Exhibit M.

          (e) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in Sections 5.06(a) and (b) have been satisfied as of the Initial Borrowing Date.

          5.07 Adverse Change, etc. (a) Nothing shall have occurred (and no
               --------------------
Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Agents or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (other than immaterial approvals and/or consents relating to the Acquisition and the Merger), and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

          5.08 Litigation. On the Initial Borrowing Date, there shall be no
               ----------
actions, suits or proceedings pending or threatened which the Agents or the Required Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

          5.09 Pledge Agreement. On the Initial Borrowing Date, each Credit
               ----------------
Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated stock powers in the case of capital stock constituting Pledge Agreement Collateral.

          5.10 Security Agreement. On the Initial Borrowing Date, each Credit
               ------------------
Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

          (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

          (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken (or will be taken promptly following the Initial Borrowing
     Date).

          5.11 Subsidiaries Guaranty. On the Initial Borrowing Date, each
               ---------------------
Subsidiary Guarantor (if any) shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

          5.12 Financial Statements; Pro Forma Balance Sheet; Projections. On
               ----------------------------------------------------------
or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma balance sheet and the Projections referred to in Sections 7.05(a) and
--- -----
(d), which historical financial statements, pro forma balance sheet and
                                            --- -----
Projections shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          5.13 Solvency Letter; Insurance Certificates. On the Initial Borrowing
               ---------------------------------------
Date, Holdings shall have delivered to the Administrative Agent:

          (i) a solvency certificate from the chief financial officer of Holdings in the form of Exhibit J; and

          (ii)   certificates of insurance complying with the requirements of
     Section 8.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Agents and the Required Lenders and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the insurer to the Collateral Agent (or at least 10 days' prior written notice in the case of nonpayment of premiums).

          5.14 Fees, etc. On the Initial Borrowing Date, the Borrower shall
               ----------
have paid to each Agent and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to such Agent and such Lender to the extent then due.

          SECTION 6. Conditions Precedent to All Credit Events. The obligation
                     -----------------------------------------
of each Lender to make Loans (including Loans made on the Initial Borrowing
Date), and the obligation of the Issuing Lender to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties. At the time of each
               ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the
               ---------------------------------------------
making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of Holdings and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office (or, in the case of Credit Events to occur on the Initial Borrowing Date, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York) for the account of each of the Lenders and, except for the Notes, in such number of counterparts or copies as shall be specified by the Administrative Agent and shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          SECTION 7. Representations, Warranties and Agreements. In order to
                     ------------------------------------------
induce the Lenders to enter into Agreement to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01 Organizational Status. Each Credit Party and each of its
               ---------------------
Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.02 Organizational and Other Power and Authority. Each Credit Party
               --------------------------------------------
has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation. Neither the execution, delivery or performance by
               ------------
any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or formation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

          7.04 Approvals. No order, consent, approval, license, authorization or
               ---------
validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date,
(y) immaterial consents or approvals relating to the Acquisition or the Merger or (z) those necessary to perfect the Liens created by the Security Documents) or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

          7.05 Financial Statements; Financial Condition; Undisclosed
               --------------------------------------------------------
Liabilities; Projections; etc. (a) The consolidated balance sheet of Resources
-------------------------------
(i) for its fiscal year ended on

May 31, 1998 and (ii) for the period from June 1, 1998 through December 12, 1998, and (in each case) the related consolidated statements of income, cash flows and shareholders' equity of Resources for the fiscal year or other period ended on such dates, as the case may be, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the financial position of Resources at the dates of such balance sheets and the consolidated results of the operations of Holdings and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The pro forma consolidated balance sheet of Holdings and
                          --- -----
its Subsidiaries as of February 6, 1999 and after giving effect to the Transaction and the financing therefor, a copy of which has been furnished to the Lenders prior to the Initial Borrowing Date, presents fairly in all material respects the pro forma financial position of Holdings and its Subsidiaries as of
             --- -----
February 6, 1999. After giving effect to the Transaction, since December 12, 1998, there has been no change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings or any of its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole will exceed its debts; (ii) each of the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) each of the Borrower on a stand-alone basis and Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, neither Holdings nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole.

          (d) The Projections delivered to the Agents and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Holdings or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holdings or the Borrower regarding the matters reported therein. On the Initial Borrowing Date, Holdings and the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

          7.06 Litigation. There are no actions, suits or proceedings pending
               ------------
or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to the Transaction or any Document or (ii) that are reasonably likely to have a Material Adverse Effect.

          7.07 True and Complete Disclosure.   All factual information (taken as
               ------------------------------
a whole) furnished by or on behalf of any Credit Party in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Agent or any Lender will be, (x) true and accurate in all material respects on the date as of which such information is dated or certified and (y) to the best knowledge of Holdings and the Borrower, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided (it being understood and agreed that the financial statements delivered pursuant to, and in accordance with the requirements of, Sections 8.01 (a), (b) and (c) shall not be subject to the representations and warranties set forth in preceding clause (y)).

          7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term
               -----------------------------------
Loans will be used by the Borrower (i) to effect the Acquisition and (ii) to pay fees and expenses related to the Transaction.

          (b) All proceeds of the Revolving Loans and the Swingline Loans shall be used for the working capital general corporate, partnership or limited liability company purposes, as the case may be, of the Borrower and its Subsidiaries; it being understood and agreed, however, that up to, but not more than, $7,000,000 of Revolving Loans and Swingline Loans in the aggregate may be used to effect the Acquisition and to pay any fees and expenses in connection therewith.

          (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 Tax Returns and Payments.   Each of Holdings and each of its
               ------------------------
Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for immaterial taxes and for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Each of Holdings and each of its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state, local and foreign income taxes (other than immaterial taxes) applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or the Borrower threatened, by any authority regarding any taxes relating to Holdings or any of its Subsidiaries which could reasonably be expected to result in a material liability to Holdings and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.10 Compliance with ERISA. (a) Each Plan (and each related trust,
               ---------------------
insurance contract or fund) is in material compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under
Section 401 (a) of the Code is so qualified or has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401 (a) and 501 (a) of the Code; no Reportable Event has occurred (i) with respect to a Plan to which Holdings or any Subsidiary of Holdings contributes which may reasonably be expected to result in a material liability to Holdings or any Subsidiary of Holdings or (ii) with respect to any other Plan which may reasonably be expected to result in a Material Adverse Effect; to the knowledge of Holdings and the Borrower, no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the Unfunded Current Liabilities of all other Plans, could reasonably be expected to result in a Material Adverse Effect; no Plan which is subject to
Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA which deficiency, waiver or extension is reasonably likely to result in a material liability to Holdings or any Subsidiary of Holdings; all contributions required to be made with respect to a Plan have been timely made except to the extent that any such delinquency could not reasonably be expected to have a Material Adverse Effect and will not cause the imposition of a Lien; none of Holdings or any Subsidiary of Holdings or, to the knowledge of Holdings the Borrower, any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) that is reasonably likely to have a Material Adverse Effect to or on account of a Plan pursuant to Section 409, 502(i), 502(1) or 515 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or is reasonably likely to incur any such liability under any of the foregoing sections with respect to any

Plan; none of Holdings or any Subsidiary of Holdings, or to the knowledge of Holdings, any ERISA Affiliate has incurred any unsatisfied material liability (including any indirect, contingent or secondary liability) to or on account of
Section 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or is reasonably likely to incur any material liability under any of the foregoing Sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code that is reasonably likely to have a Material Adverse Effect; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA which is reasonably likely to result in a material liability to Holdings or any of its Subsidiaries; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened which is reasonably likely to have a Material Adverse Effect; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, could not reasonably be expected to have a Material Adverse Effect; each Plan that is a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) is in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code except for such non-compliance that is not reasonably likely to have a Material Adverse Effect; no lien imposed under the Code or ERISA in a material amount on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (b) Except as is not reasonably likely to have a Material Adverse
Effect: (i) each Foreign Pension Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; (iii) neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Holdings' recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          7.11 The Security Documents. (a) The provisions of the Security
               ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and, when financing statements in proper form have been filed in the proper filing offices and the recordation described in the immediately succeeding sentence have been completed (which filings and recordations have been made if this representation and warranty is made or deemed made on or after the tenth day after the Initial

Borrowing Date), the Collateral Agent, for the benefit of the Secured Creditors, will have, or has, as the case may be, a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents (if any) covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights (if any) covered by the Security Agreement.

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement, when financing statements in proper form have been filed in the proper filing offices with respect to the portion of the Pledge Agreement Collateral not constituting certificated securities or the relevant certificated securities have been delivered to the Collateral Agent ( (x) which filings have been made if this representation and warranty is made or deemed made on or after the tenth day after the Initial Borrowing Date and (y) which deliveries have been made) constitute first priority perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in that portion of the Pledge Agreement Collateral that constitutes certificated securities or notes in the possession of the Collateral Agent.

          7.12 Representations and Warranties in the Documents. All
               -----------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations warranties shall be true and correct in all material respects as of such earlier date; provided
                                                                   --------
however, that insofar as the representations and warranties set forth in Section
-------
3.1 of the Acquisition Agreement which (i) relate to Deloitte & Touche LLP and Deloitte & Touche Acquisition Company LLC or (ii) are not qualified to the "Knowledge of Seller (as such expression is defined in the Acquisition Agreement) are concerned, the representations and warranties set forth in
Section 7.12 are made only to the best knowledge of Holdings and the Borrower.

          7.13 Capitalization.  (a) On the Initial Borrowing Date and after
               --------------
giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Holdings shall consist of (i) 3,500,000 shares of common stock, $.01 par value per share, of which (x) 2,500,000 shares shall consist of Class A common stock, (y) 300,000 shares shall consist of Class B common stock and (z) 700,000 shares consist of Class C common stock, and (ii) 500,000 shares of preferred stock, $.01 par value per share, of which no shares shall be issued and outstanding. All outstanding shares of the capital stock of Holdings have been duly and validly issued and are fully paid and non-assessable. Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except (i) as set forth in any Shareholders' Agreement as in effect on the Initial Borrowing Date and (ii) for options and warrants to purchase shares of Holdings' common stock or Qualified Preferred Stock which may be issued from time to time.

          (b) All outstanding membership interests of the Borrower have been duly and validly issued and are fully paid and non-assessable and owned by Holdings. The Borrower does not have outstanding any securities convertible into or exchangeable for its membership interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interests.

          7.14 Subsidiaries. As of the Initial Borrowing Date, the corporations,
               ------------
partnerships and limited liability companies listed on Schedule IV are all of the Subsidiaries of Holdings. Schedule IV correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          7.15 Compliance with Statutes. etc. Each of Holdings and each of its
               -----------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.16 Investment Company Act. Neither Holdings nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940,
------------
as amended.

          7.17 Public Utility Holding Company Act. Neither Holdings nor any of
               ----------------------------------
its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7. 18 Environmental Matters. (a) Each of Holdings and each of its
                ---------------------
Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property no longer owned, leased or operated by Holdings or any of its Subsidiaries) or any Real

Property owned, leased or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the best knowledge of Holdings and the Borrower, any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or, to the best knowledge of Holdings and the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such generation, use, treatment, storage or transportation has violated or could reasonably be expected to violate any Environmental Law or give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

          (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall not be untrue unless the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.19 Labor Relations.  Neither Holdings nor any of its Subsidiaries is
               ---------------
engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          7.20 Properties. Each of Holdings and each of its Subsidiaries has
               ----------
good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all material property reflected in the most recent historical balance sheet referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

          7.21 Patents, Licenses, Franchises and Formulas. Each of Holdings and
               ------------------------------------------
each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

          7.22 Indebtedness. Schedule VI sets forth a true and complete list of
               ------------
all Indebtedness (including Contingent Obligations) of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit and the Holdings Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

          7.23 Merger. At the time of consummation thereof, the Merger shall
               ------
have been consummated in all material respects in accordance with the terms of the Merger Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Merger have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Merger. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Merger, or performance by any Credit Party of its obligations under the Merger Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the Merger have been taken in all material respects in compliance with the Merger Documents and all applicable laws.

          7.24 Insurance. Schedule VII sets forth a true and complete listing of
               ---------
all insurance maintained by Holdings and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

          7.25 Year 2000 All of Holdings' and its Subsidiaries' Information
               ---------
Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by November 1, 1999. Further, to the extent that any such reprogramming, remediation or other corrective action is required, the cost thereof (as well as the cost of the reasonably foreseeable consequences of the failure to become Year 2000 Compliant) to Holdings and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not (x) result in a Default or an Event of Default or (y) have a Material Adverse Effect.

          7.26 Special Purpose Corporation. Holdings and Acquisition Corp. were
               ---------------------------
formed to effect the Transaction. Prior to the consummation of the Transaction, neither Holdings nor Acquisition Corp. had any significant assets or liabilities (other than those liabilities under the Acquisition Documents and the Equity Financing Documents).

          7.27 Subordination. The subordination provisions contained in the
               -------------
Holdings Subordinated Notes are enforceable against Holdings and the holders of the Holdings Subordinated Notes, and all Guaranteed Obligations are within the definition of "Senior Indebtedness" included in such subordination provisions.

          SECTION 8. Affirmative Covenants. Each of Holdings and the Borrower
                     ---------------------
hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

          8.01 Information Covenants. Holdings will furnish to each Lender:
               ---------------------

          (a) Monthly Reports. Within 30 days after the end of each fiscal month
              ---------------
of Holdings (commencing with its fiscal month ending on February 28, 1999), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month and the related consolidated statement of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year, all of which shall be certified by the chief financial officer of Holdings that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes; it being understood and agreed that until the month ending August 31, 1999, each fiscal month referred to above in this clause (a) shall instead refer to the end of each four week fiscal period of Holdings.

          (b) Quarterly Financial Statements. Within 45 days after the close of
              ------------------------------
the first three quarterly accounting periods in each fiscal year of Holdings (commencing with its quarterly accounting period ending on August 31, 1999), (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year (but only commencing with the financial statements delivered in respect of the quarterly accounting period ending closest to February 28, 2000) and comparable budgeted figures for such quarterly accounting period, all of which shall be certified by the chief financial officer of Holdings that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and
(ii) commencing with its quarterly accounting period ending closest to August 31, 2000, management's discussion and analysis of the important operational and financial developments during such quarterly accounting period.

          (c) Annual Financial Statements. Within 90 days after the close of
              ---------------------------
each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Pricewaterhouse Coopers or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing with respect to financial or accounting matters or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) commencing with its fiscal year ending closest to May 31, 2001, management's discussion and analysis of the important operational and financial developments during such fiscal year.

          (d) Management Letters. Promptly after Holdings' or any of its
              ------------------
Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

          (e) Budgets and Projections.   No later than 30 days following the
              -----------------------
first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Agents (including budgeted statements of income and balance sheets) prepared by Holdings (i) for each of the four fiscal quarters of such fiscal year prepared in detail, (ii) for each of the immediately two succeeding fiscal years prepared in summary form and (iii) for any other period for which Holdings may prepare budgets for its Board of Directors or shareholders, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

          (f) Officer's Certificates. At the time of the delivery of the
              ----------------------
financial statements provided for in Sections 8.01(b) and (c), a certificate of the chief financial officer of Holdings certifying on behalf of Holdings that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 4.02(e), 4.02(f) (to the extent delivered with the financial statements required by Section 8.01(c)), 4.02(g), 9.02(ii), 9.03(ii), 9.03(v), 9.04, 9.05
and 9.07 through 9. 10, inclusive, at the end of such fiscal quarter or year, as the case may be, and (ii) if delivered with the financial statements required by
Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period.

          (g) Notice of Default or Litigation. Promptly, and in any event within
              -------------------------------
five Business Days' after any officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) with respect to the Transaction or any Document.

          (h) Other Reports and Filings. Promptly after the filing or delivery
              -------------------------
thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

          (i) Environmental Matters. Promptly after any officer of any Credit
              ---------------------
Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

         (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

         (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

         (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Holdings shall deliver to each Lender all notices
    --------
    received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for redemption costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings or such Subsidiary's response thereto.

          (j) Other Information. From time to time, such other information or
              -----------------
documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as any Agent or any Lender may reasonably request.

          8.02   Books, Records and Inspections; Annual Meetings. (a) Holdings
                 -----------------------------------------------
will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Lender to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

          (b) At a date to be mutually agreed upon between the Agents and Holdings occurring on or prior to the 120th day after the close of each fiscal year of Holdings, Holdings shall, at the reasonable request of the Agents, hold a meeting (or a conference call) with all of the Lenders at which meeting (or conference call) shall be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

          8.03  Insurance; Good Repair. (a) Holdings will, and will cause each
                ----------------------
of its Subsidiaries to, (i) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Holdings or any of its Subsidiaries operates and (ii) furnish to the Administrative Agent, together with each set of financial statements delivered pursuant to Section 8.01(c), full information as to the insurance carried.

          (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, and
(iii) shall be deposited with the Collateral Agent.

          (c) If Holdings or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and Holdings and the Borrower agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

          (d) Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition (ordinary wear and tear excepted), and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          8.04 Organizational Franchises. Holdings will, and will cause each of
               -------------------------
its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
                                  --------  -------
Section 8.04 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.05 Compliance with Statutes, etc. Holdings will, and will cause
               ------------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06 Compliance with Environmental Laws. Holdings will comply, and
               ----------------------------------
will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.07  ERISA As soon as reasonably practicable and, in any event,
                -----
within twelve (12) days after Holdings, any Subsidiary of Holdings or, to the knowledge of Holdings or the Borrower, any ERISA Affiliate knows or has reason to know of the occurrence of any of the following with respect to a Plan, Holdings will deliver to the Administrative Agent a certificate of the chief financial officer of Holdings setting forth in reasonable detail information as to such occurrence and the action, if any, that Holdings, such Subsidiary or, to the knowledge of Holdings or the Borrower, such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, to the knowledge of Holdings or the Borrower, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that, to the knowledge of Holdings or the Borrower, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably likely expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made which delinquency is reasonably likely to have a Material Adverse Effect or has resulted or is reasonably likely to result in the imposition of a Lien or the posting of a bond or other security; that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which is reasonably likely to have a Material Adverse Effect; that proceedings may reasonably be expected to be or have been instituted to terminate in a distress termination or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan which delinquency is reasonably likely to have a Material Adverse Effect; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or is reasonably likely to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings is reasonably likely to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Holdings will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA.

          8.08  End of Fiscal Years; Fiscal Quarters. Holdings will cause (i)
                ------------------------------------
each of its, and each of its Subsidiaries', fiscal years to be based on a 52 week year ending at the end of May of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to be based on a 13 week period consistent with a fiscal year end as provided in preceding clause (i).

          8.09  Performance of Obligations. Holdings will, and will cause each
                --------------------------
of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (it being understood and agreed, however, that no Event of Default shall arise under this
Section 8.09 with respect to any Indebtedness of Holdings or any of its Subsidiaries unless an Event of Default also shall occur under Section 10.04).

          8.10  Payment of Taxes. Holdings will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided that neither Holdings nor any of its Subsidiaries shall be required to
--------
pay any such tax, assessment, charge, levy or claim which is immaterial or which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11  Interest Rate Protection. No later than 90 days following the
                ------------------------
Initial Borrowing Date, the Borrower will enter into Interest Rate Protection Agreements mutually agreeable to the Borrower and the Administrative Agent, with a term of at least two years, establishing a fixed or maximum interest rate reasonably acceptable to the Administrative Agent for an aggregate amount equal to at least 50% of the aggregate principal amount of all Term Loans then outstanding.

          8.12  Additional Security; Further Assurances. (a) Holdings will, and
                ---------------------------------------
will cause each of its Wholly-Owned Domestic Subsidiaries and, to the extent required by Section 8.16, each of its Wholly-Owned Foreign Subsidiaries to, grant to the Collateral Agent security interests and mortgages in such assets and properties of Holdings and such Subsidiaries as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and Borrower and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full.

          (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the creation, perfection and priority of the Liens on the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings and the Borrower will use their reasonable best efforts to cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this
Section 8.12 has been complied with.

          (c) Holdings and the Borrower agree that each action required above by this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by Holdings and/or its Subsidiaries pursuant to the terms of this Section 8.12; provided
                                                                    --------
that, in no event will Holdings or any of its Subsidiaries be required to take any action, (x) other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12 or (y) with respect to any property to the extent that the taking of such action would violate a contractual obligation applicable to such property (not created in contemplation of this Section 8.12).

          8.13  Information Systems and Equipment. Holdings will, and will cause
                ---------------------------------
each of its Subsidiaries to, (i) ensure that its Information Systems and Equipment are at all times after November 1, 1999 Year 2000 Compliant, except insofar as the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) notify the Administrative Agent and each Lender promptly upon detecting any such failure of its Information Systems and Equipment to be Year 2000 Compliant. In addition, Holdings will, and will cause each of its Subsidiaries to, provide the Administrative Agent and any Lender with such information about Holdings' or such Subsidiaries' year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or any Lender shall reasonably request.

          8.14 Merger. Immediately after the Acquisition, but in any event on
               ------
the Initial Borrowing Date, Acquisition Corp. and Resources will consummate the Merger in accordance with the Merger Documents and all applicable laws. After giving effect to the Merger, Resources shall succeed to all rights and obligations of Acquisition Corp. as were existing immediately prior to such Merger (including, without limitation, all obligations under this Agreement and the other Credit Documents to which Acquisition Corp. is a party). On the Initial Borrowing Date, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in this Section 8.14 have been satisfied.

          8.15 Contributions. Holdings will contribute as a common equity
               -------------
contribution to the capital of the Borrower upon its receipt thereof, any cash proceeds received by Holdings from any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its equity, any cash capital contributions or any tax refunds.

          8.16  Foreign Subsidiaries Security. If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary of Holdings which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause
(I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other Federal income tax consequences to the Credit Parties having a Material Adverse Effect, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Subsidiary) shall execute and deliver the Security Agreement and Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Subsidiary) shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement, Pledge Agreement and/or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and the contractual obligations of such Foreign Subsidiary existing at such time with all documents delivered pursuant to this
Section 8.16 to be in form and substance reasonably satisfactory to the Administrative Agent.

          8.17  Qualified Preferred Stock. Holdings will pay all dividends on
                -------------------------
all Qualified Preferred Stock solely through the issuance of additional shares of Qualified Preferred Stock, rather than in cash.

          8.18  Holdings Subordinated Notes. Holdings will pay all interest on
                ---------------------------
the Holdings Subordinated Notes solely by adding the amount of interest then due to the unpaid principal amount of the Holdings Subordinated Notes in accordance with the terms thereof, and such interest may not, in any event, be paid in cash.

          SECTION 9.  Negative Covenants. Each of Holdings and the Borrower
                      ------------------
hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

          9.01 Liens. Holdings will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries (including any income or profits therefrom), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries); provided that the provisions of this
                                      ---------
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule III, but only to the respective date, if any, set forth in such Schedule III for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on
    Schedule III, provided that (x) the aggregate principal of the Indebtedness,
                  --------
    if any, secured by such Liens does not increase from that outstanding at the time of any such renewal, replacement or extension (except for interest, premiums and fees added to principal at such time) and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (iv)  Liens created pursuant to the Security Documents;

          (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such
                                                         --------
    Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower (other than proceeds and products of such assets);

          (vii) Liens placed upon equipment and other fixed or capital assets acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or other fixed or capital assets, provided that (x) the aggregate outstanding principal amount
                    --------
    of all Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed that amount permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the equipment or other fixed or capital assets so acquired does not encumber any other asset of the Borrower or such Subsidiary (other than proceeds and products of such equipment or other fixed or capital assets);

          (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

          (x) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that the
                                                          --------
    aggregate amount of all cash and the fair market value of all property pledged or deposited to secure all such judgments and awards shall not exceed $200,000 in the aggregate at any time outstanding;

          (xi) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

          (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of leases in the ordinary course of business, provided that the
                                                              --------
    aggregate outstanding value of all cash and property encumbered by Liens permitted pursuant to this clause (xii) shall not at any time exceed (i) $175,000 in the case of Liens securing the performance of leases or (ii) $250,000 in the case of all other such Liens;

          (xiii) any Lien existing on any property or asset of the Borrower or any Subsidiary of the Borrower prior to the acquisition of such property, assets or Subsidiary by the Borrower or any Subsidiary of the Borrower in accordance with the terms of this Agreement plus any renewal, replacement or extension of any such Lien, provided that (i) such Lien was not created in contemplation or anticipation of or in connection with such acquisition,
    (ii) such Lien (or any replacement, renewal or extension thereof) does not apply or attach to any other property or asset of the Borrower or any Subsidiary of the Borrower and (iii) the aggregate principal amount of the Indebtedness, if any, secured by such Lien does not increase from that amount outstanding at the time of any such renewal, replacement or extension (except for interest, premiums and fees added to principal at such time);

          (xiv)  Liens that are contractual rights of setoff; and

          (xv) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary of the Borrower that (i) were not incurred in connection with borrowed money, (ii) do not encumber any Collateral and do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (iii) do not encumber cash and other property with a value in excess of $50,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (vi),
(vii) and (xiii) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other property or assets subject to such Liens).

          9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings
               ------------------------------------------------------
will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intellectual property in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time (unless such agreement relates to an action otherwise permitted by this Section 9.02, or to the extent that the respective action is not otherwise permitted by this Section 9.02 (and the Loans will not be repaid in full, and all Commitments terminated, at the time of the consummation of the respective action), such agreement provides that the consent of the requisite percentage of Lenders hereunder is required to be obtained in connection therewith)), except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) each of the Borrower and its Subsidiaries may sell assets (other than the equity interests of any Subsidiary Guarantor), so long as
    (v) no Default or Event of

    Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 80% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the Net Sale Proceeds received from all assets sold pursuant to this clause (ii) shall not exceed $350,000 in any fiscal year of the Borrower;

          (iii)  Investments may be made to the extent permitted by Section
    9.05;

          (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iv));

          (v) each of the Borrower and its Subsidiaries may make sales of inventory and obsolete or worn-out equipment and materials in the ordinary course of business;

          (vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

          (vii) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (viii) the Borrower may transfer assets to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor and any Subsidiary of the Borrower may transfer assets to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor, so long as (x) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and (y) the aggregate book value of all assets transferred by the Borrower to all of its Subsidiaries does not exceed $100,000;

          (ix) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor, so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in all other cases, the Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation and (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary are in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation); and

          (x)    the Acquisition and the Merger shall be permitted.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to Holdings or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03   Dividends. Holdings will not, and will not permit any of its
                 ---------
Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

          (i) (x) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its equityholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

          (ii) so long as there shall exist no Default or Event of Default (in each case both before and after giving effect to the payment thereof), Holdings may repurchase outstanding shares of its common stock (or options to purchase such common stock) held by current or former officers, directors or employees (or their estates or family transferees) of Holdings or any of its Subsidiaries, provided that the aggregate amount of Dividends paid by
                      --------
    Holdings pursuant to this clause (ii) shall not exceed the sum of (1) $200,000 in any fiscal year of Holdings so long as any Term Loans are outstanding or $600,000 in any fiscal year of Holdings after all outstanding Term Loans have been repaid in full, provided that, if after all outstanding
                                         --------
    Term Loans have been repaid in full and the amount of such Dividends permitted to be made in any fiscal year of Holdings is greater than the amount of such Dividends actually made in such fiscal year, the lesser of
    (x) such excess and (y) 50% of the applicable permitted Dividend amount may be carried forward and utilized to make Dividends pursuant to this clause
    (ii) in the immediately succeeding fiscal year of Holdings, and (2) the amount received in cash by Holdings after the Initial Borrowing Date (other than as part of the Equity Financing) from the issuance of its capital stock to officers, directors and employers of Holdings or any of its Subsidiaries to the extent that such proceeds are not required to repay outstanding Loans pursuant to Section 4.02 or reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d);

          (iii) Holdings may pay regularly scheduled Dividends on any class of Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock, rather than in cash;

          (iv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds for the purposes described in clause
    (ii) of this Section 9.03;

          (v) the Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay operating expenses (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, provided that the aggregate
                                                   --------
    amount of cash Dividends paid pursuant to this clause (v) during any fiscal year of the Borrower shall not exceed $50,000;

          (vi) the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes, provided
                                                                     --------
    that (x) the amount of cash Dividends paid pursuant to this clause (vi) to enable Holdings to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes actually owing by Holdings at such time for the respective period and (y) any cash refunds received by Holdings shall promptly be returned by Holdings to the Borrower; and

          (vii) the Borrower may pay a cash Dividend to Holdings on the Initial Borrowing Date with proceeds of Loans incurred on such date so long as such proceeds are used to finance the Acquisition.

          9.04   Indebtedness. Holdings will not, and will not permit any of its
                 ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VI, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on
    Schedule VI, provided that the aggregate principal amount of the
                 --------
    Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing (except for interest, premiums and fees added to the principal in connection therewith);

          (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as all of the terms and conditions of such Interest Rate Protection Agreements are reasonably satisfactory to the Administrative Agent;

          (iv) Indebtedness of the Borrower and its Subsidiaries (x) constituting Capitalized Lease Obligations to the extent permitted pursuant to Sections 9.01 (vi) and

    9.07 and (y) secured by Liens permitted under Section 9.01(vii), provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (iv) does not exceed (I) $500,000 at any time outstanding plus
    (II) up to an additional $900,000 of such Indebtedness in the aggregate that is incurred solely to develop the Borrower's wide-area network;

          (v) (x) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 9.05(ix) and (y) Indebtedness consisting of guaranties by the Borrower and its Wholly-Owned Subsidiaries of each others Indebtedness and other obligations permitted to be incurred under this Agreement;

          (vi) Indebtedness of Holdings under the Holdings Subordinated Notes in an aggregate principal amount not to exceed $22,000,000 (as such amount may be (i) increased by the accrual of interest on the Holdings Subordinated Notes in accordance with the terms thereof and (ii) reduced by any repayments of principal thereof);

          (vii) Indebtedness arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the acquisition of any business, assets or a Subsidiary permitted by this Agreement;

          (viii) Indebtedness of a Subsidiary of the Borrower acquired after the Initial Borrowing Date in accordance with the terms of this Agreement (or Indebtedness assumed at the time of the acquisition of an asset securing such Indebtedness) or any extension, renewal, refinancing or replacement thereof for the same or lesser amount (plus interest, premiums and fees added to the principal in connection therewith), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such acquisition, and (y) such Indebtedness does not constitute a revolving credit facility, a working capital facility or a letter of credit or similar facility; and

          (ix) additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $150,000 at any one time outstanding.

          9.05 Advances, Investments and Loans. Holdings will not, and will not
               -------------------------------
permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other equity interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and, except for accounts receivables which either individually or in the aggregate are not material to the Borrower and its Subsidiaries taken as a whole, payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

         (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time when Revolving Loans or
                      --------
    Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $500,000 for any period of ten consecutive Business Days;

         (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule V, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

         (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers;

         (v) (x) the Borrower and its Subsidiaries may make loans and advances to their respective employees and directors so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $150,000, (y) within six months following the Initial Borrowing Date, the Borrower may make an additional loan in an aggregate amount not to exceed $200,000 to a specific employee to be identified by the Borrower to the Agents and (z) the Borrower and its Subsidiaries may make advances of payroll and expenses to their employees in the ordinary course of business so long as such advances relate to an expense that when incurred will reduce Consolidated Net Income in accordance with generally accepted accounting principles;

         (vi) Holdings may acquire and hold obligations of one or more officers, employees or directors of Holdings or any of its Subsidiaries in connection with such officers', employees' or directors' acquisition of shares of common stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries to such officers, employees or directors in connection with the acquisition of any such obligations;

         (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04 (iii);

         (viii) Holdings may make cash common equity contributions to, or purchase the common equity of, the Borrower and the Borrower and the Subsidiary Guarantors may make cash common equity contributions to, or purchase the common equity of, their respective Subsidiaries which are Subsidiary Guarantors;

         (ix) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), provided that any Intercompany Loan that is evidenced by a promissory note shall be in the form of an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (x)    the Acquisition shall be permitted;

          (xi) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(ii);

          (xii) the Borrower and its Subsidiaries may make Investments solely with the capital stock of Holdings and/or with Net Equity Proceeds contributed to Holdings after the Initial Borrowing Date (other than as part of the Equity Financing) which Net Equity Proceeds are, in turn, contributed to the Borrower, provided that the aggregate amount of all Investments made
                     --------
    pursuant to this clause (xii) shall not exceed $500,000 less the aggregate amount of all Capital Expenditures made pursuant to Section 9.07(e) utilizing Net Equity Proceeds received by Holdings after the Initial Borrowing Date; and

          (xiii) the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xii) of this Section 9.05 in an aggregate amount not to exceed $500,000.

          9.06 Transactions with Affiliates. Holdings will not, and will not
               ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

          (i)    Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

          (iii) customary fees may be paid to non-officer directors of Holdings and its Subsidiaries;

          (iv) the Borrower and its Subsidiaries may enter into, and may make payments and perform its obligations under employment agreements, employee benefit plans, indemnification provisions, equity incentive plans and other similar compensatory arrangements with officers and directors of Holdings and its Subsidiaries in the ordinary course of business, in each case to the extent that such transactions are otherwise permitted by this Agreement;

          (v) the Borrower may pay (x) a one-time transaction fee to ECP and its Affiliates on the Initial Borrowing Date in an aggregate for all such Persons taken together not to exceed $750,000 and (y) the reasonable out-of-pocket expenses of ECP and its Affiliates incurred in connection with the Transaction;

          (vi) Holdings and its Subsidiaries may perform their obligations under the Documents to which they are a party;

          (vii) transactions among Holdings and its Subsidiaries to the extent otherwise expressly permitted by this Agreement; and

          (viii) Holdings may enter into the Shareholders Agreements delivered pursuant to Section 5.05 and perform its obligations thereunder so long as the performance of such obligations are otherwise permitted by the terms of this Agreement.

In no event shall any management, consulting or similar fee be paid or payable by Holdings or any of its Subsidiaries to any Affiliate except as specifically provided in clause (v) of this Section 9.06.

          9.07   Capital Expenditures. (a) Holdings will not, and will not
                 --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that
(i) during the period from the Initial Borrowing Date through and including the last day of Holdings' fiscal year ending closest to May 31, 1999, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $500,000 and (ii) during each fiscal year of Holdings set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of Holdings set forth below the amount set forth opposite such fiscal year.


             Fiscal Year
           Ending Closest to         Amount
           -----------------         ------

           May 31, 2000             $2,000,000
           May 31, 2001             $1,500,000
           May 31, 2002             $1,000,000
           May 31, 2003             $1,000,000
           May 31, 2004             $1,000,000

provided, however, in no event will more $1,000,000 in Capital Expenditures in
--------  -------
the aggregate be made in any fiscal year set forth above (whether pursuant to this clause (a) or clause (b) below) with respect to the opening of new offices (other than new offices opened to replace offices occupied by the Borrower pursuant to the Transition Services Agreement).

          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater the amount of such Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of (x) such excess and (y) 50% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in clause (a) above (without giving effect to any increase in such amount pursuant to this clause (b)).

          (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.07(a)) with the Net Sale Proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans or reduce the Total Revolving Loan Commitment pursuant to Section 4.02(e) or Section 3.03(d), as the case may be.

          (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.07(a)) with the Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans or reduce the Total Revolving Loan Commitment pursuant to
Section 4.02(g) or Section 3.03(d), as the case may be.

          (e) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.07(a)) utilizing Net Equity Proceeds received by Holdings after the Initial Borrowing Date (other than as part of the Equity Financing) which are, in turn, contributed to the Borrower, provided that the aggregate amount of all Capital
                             --------
Expenditures made pursuant to this clause (e) shall not exceed $500,000 less the aggregate amount of Investments made pursuant to Section 9.05(xii).

          (f) Notwithstanding the foregoing, in the event that Deloitte & Touche LLP is permitted to require (and requires) the Borrower to vacate the office space covered by the Transition Services Agreement pursuant to Section 10.2(a) thereof, the Borrower and its Subsidiaries may make additional Capital Expenditures to open offices to replace those offices which must be vacated (which Capital Expenditures will not be included in any determination under Section 9.07(a)) utilizing Net Equity Proceeds received by Holdings after the Initial Borrowing Date (other than as part of the Equity Financing) which are, in turn, contributed to the Borrower and/or cash amounts received from Deloitte & Touche LLP pursuant to Section 10.2(a) of the Transition Services Agreement.

          9.08   Consolidated Interest Coverage Ratio. Holdings will not permit
                 ------------------------------------
the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the ratio set forth opposite such fiscal quarter below:


      Fiscal Quarter Ending Closest To      Ratio
      --------------------------------      -----
      May 31, 1999                          3.75:1.00

      August 31, 1999                       3.75:1.00

      November 30, 1999                     3.75:1.00

      February 28, 2000                     3.75:1.00

      May 31, 2000                          5.00:1.00

      August 31, 2000                       5.00:1.00

      November 30, 2000                     5.00-1.00

      February 28, 2001                     5.00:1.00

      May 31, 2001
      and the last day of each fiscal
      quarter of Holdings thereafter        6.00:1.00

          9.09   Maximum Leverage Ratio. Holdings will not permit the Leverage
                 ----------------------
Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period                                            Ratio
------                                            -----
Initial Borrowing Date through and
including the day before the last day of
Holdings' fiscal quarter ending closest
to August 31, 1999                                3.35:1.00


The last day of Holdings' fiscal quarter
ending closest to August 31, 1999
through and including the day before
the last day of Holdings' fiscal quarter
ending closest to November 30, 1999               3.10:1.00


The last day of Holdings' fiscal quarter
ending closest to November 30, 1999
through and including the day before
the last day of Holdings' fiscal quarter
ending closest to February 28, 2000               2.75:1.00

Period                                            Ratio
------                                            -----
The last day of Holdings' fiscal quarter
ending closest to February 28, 2000
through and including the day before
the last day of Holdings' fiscal quarter
ending closest to May 31, 2000                    2.50:1.00

The last day of Holdings' fiscal quarter
ending closest to May 31, 2000 through
and including the day before the last day
of Holdings' fiscal quarter ending
closest to August 31, 2000                        2.25:1.00

The last day of Holdings' fiscal quarter
ending closest to August 31, 2000
through and including the day before
the last day of Holdings' fiscal quarter
ending closest to November 30, 2000               2.00:1.00

The last day of Holdings' fiscal quarter
ending closest to November 30, 2000
through and including the day before
the last day of Holdings' fiscal quarter
ending closest to May 31, 2001                    1.75:1.00

The last day of Holdings' fiscal quarter
ending closest to May 31, 2001 and
thereafter                                        1.50:1.00

          9.10   Minimum, Consolidated EBITDA. Holdings will not permit
                 ----------------------------
Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter of Holdings set forth below to be less than the amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ending Closest To            Amount
--------------------------------            ------
May 31, 1999                                $ 7,000,000

August 31, 1999                             $ 7,000,000

November 30, 1999                           $ 7,000,000

February 28, 2000                           $ 7,000,000

May 31, 2000                                $ 9,000,000


          Fiscal Quarter Ending Closest To            Amount
          --------------------------------            ------
          August 31, 2000                             $ 9,000,000

          November 30, 2000                           $ 9,000,000

          February 28, 2001                           $ 9,000,000

          May 31, 2001                                $10,500,000

          August 31, 2001                             $10,500,000

          November 30, 2001                           $10,500,000

          February 28, 2002                           $10,500,000

          May 31, 2002                                $11,250,000

          August 31, 2002                             $11,250,000

          November 30, 2002                           $11,250,000

          February 28, 2003                           $11,250,000

          May 31, 2003 and the last day of each
          fiscal quarter of Holdings thereafter       $13,250,000

          9.11   Limitations on Payments and Modification of Certain
                 ---------------------------------------------------
Indebtedness, Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; etc. Holdings will not, and will not permit any of its
---------------------
Subsidiaries to, (i) make (or give any notice in respect of) any payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event (including in each case, without limitation, by way of depositing with any Person money or securities before due for the purpose of paying when due) of any Holdings Subordinated Notes (whether in respect of principal, interest or any other amount), (ii) amend or modify, or permit the amendment or modification of, any provision of any Holdings Subordinated Note, except for any amendment or modification which would reduce the principal amount of any Holdings Subordinated Note or the rate of interest payable thereon or would extend the date of any payment required thereon, in each case so long as no consideration of any kind or character is given by Holdings or any of its Subsidiaries in connection therewith other than the issuance of equity securities of Holdings permitted to be issued under this Agreement, (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause
(iii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect (iv) amend or modify the Transition Services Agreement in any material respect, or (v) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent, provided that Holdings and its Subsidiaries may
                          --------
enter into a tax sharing agreement among themselves allowing for Section
9.03(vi).

          9.12   Limitation on Certain Restrictions on Subsidiaries. Holdings
                 --------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting, subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (v) restrictions on the transfer of any asset subject to a Lien permitted by Section
9.01 (vi), (vii), (xiii) or (xv).

          9.13   Limitation on Issuance of Capital Stock. (a) Holdings will not,
                 ---------------------------------------
and will not permit any of its Subsidiaries to, issue (i) any preferred stock other than Qualified Preferred Stock or (ii) any redeemable common stock other than common stock that is redeemable at the sole option of Holdings or such Subsidiary, as the case may be.

          (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

          9.14   Business. (a) Holdings and its Subsidiaries will not engage in
                 --------
any business other than the business engaged in by Resources and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and activities incidental thereto.

          (b) Notwithstanding the foregoing, Holdings will not engage in any business and will not own any significant assets or have any material liabilities other than its ownership of the equity interest of the Borrower and having those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, provided that Holdings may engage in
                                            --------
those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

          9.15   Limitation on Creation of Subsidiaries. Notwithstanding
                 --------------------------------------
anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its
                                           --------
Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent otherwise expressly permitted by this Agreement, acquire Wholly-Owned Subsidiaries and, to the extent permitted by Sections 9.05(xii) and (xiii), non-Wholly-Owned Subsidiaries, so long as (i) the equity interests of each such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates (if any) representing such equity interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (ii) each such new Wholly-Owned Domestic Subsidiary and, to the extent required by Section 8.16, each such new Wholly-Owned Foreign Subsidiary, executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and
(iii) each such new Wholly-Owned Subsidiary, to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 8.12. In addition, each new Wholly-Owned Subsidiary shall, if requested by the Administrative Agent, execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Initial Borrowing Date.

          SECTION 10. Events of Default. Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          10.01  Payments. The Borrower shall (i) default in the payment when
                 --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

          10.02  Representations, etc. Any representation, warranty or statement
                 ---------------------
made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants. Any Credit Party shall (i) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.14, 8.15, 8.17 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

          10.04  Default Under Other Agreements. Holdings or any of its
                 ------------------------------
Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become (or be declared) due prior to its stated maturity, provided that it shall not be a Default or an
                              --------
Event of Default under this Section 10.04 unless the aggregate principal amount of all such Indebtedness is at least $200,000; or

          10.05  Bankruptcy, etc. Holdings or any of its Subsidiaries shall
                 ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries, and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA. (a) Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan, (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07  Security Documents. Except in each case to the extent resulting
                 ------------------
from failure of the Collateral Agent to retain possession of the Pledge Agreement Collateral constituting certificated securities or notes, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

          10.08  Guaranties. At any time after the execution and delivery
                 ----------
thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty; or

          10.09  Judgments. One or more judgments or decrees shall be entered
                 ---------
against Holdings or any Subsidiary of Holdings involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $200,000; or

          10.10  Change of Control. A Change of Control shall occur; or
                 -----------------

          10.11  Additional Financing. Holdings shall not have received and
                 --------------------
contributed to the Borrower by (i) April 15, 1999 (x) at least an additional $526,240 of cash proceeds received after the Initial Borrowing Date as part of the Equity Financing and (y) at least an additional $1,157,728 of cash proceeds received after the Initial Borrowing Date from the issuance of a like principal amount of additional Holdings Subordinated Notes and (ii) July 1, 1999 (x) an additional $619,990 of cash proceeds received after the Initial Borrowing Date as part of the Equity Financing (less any amounts received as contemplated by preceding clause (i)(x)) and (y) at least an additional $1,363,978 of cash proceeds received after the Initial Borrowing Date from the issuance of a like principal amount of additional Holdings Subordinated Notes (less any amounts received as contemplated by preceding clause (i)(y)); or

          10.12  Transition Services Agreement. Except as a result of a
                 -----------------------------
termination pursuant to Section 10.2(a) of the Transition Services Agreement, the Transition Services Agreement or any material provision thereof (other than the provisions thereof relating to continuing professional education) shall cease to be in full force and effect other than as a result of the passage of time with respect to certain of the services provided thereunder in accordance with the terms thereof; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in
                          --------
Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate all Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

          SECTION 11. Definitions and Accounting Terms.
                      --------------------------------

          11.01  Defined Terms. As used in this Agreement, the following terms
                 ---------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Entity or Business" shall have the meaning provided in the definition of "Consolidated Net Income."

          "Acquisition" shall mean the acquisition by Holdings of all of the outstanding membership interests in Resources in accordance with the terms of the Acquisition Agreement.

          "Acquisition Agreement" shall mean the Purchase Agreement, dated as of April 1, 1999, among Deloitte & Touche LLP, Deloitte & Touche Acquisition Company LLC, Resources and Holdings.

          "Acquisition Corp." shall have the meaning provided in the first paragraph of this Agreement.

          "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition.

          "Additional Security Documents" shall have the meaning provided in
Section 8.12.

          "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred income tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided that no Agent nor any
                                             ---------
Lender (nor any Affiliate thereof) shall be considered an Affiliate of Holdings or any Subsidiary thereof.

          "Agent" shall mean and include the Administrative Agent, the Syndication Agent and the Documentation Agent.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

          "Applicable Base Rate Margin" shall mean a percentage per annum equal to, in the case of Revolving Loans, Swingline Loans and Term Loans that are maintained as Base Rate Loans, 2.00%.

          "Applicable Eurodollar Rate Margin" shall mean a percentage per annum equal to, in the case of Revolving Loans and Term Loans that are maintained as Eurodollar Loans, 3.00%.

          "Asset Sale" shall mean any sale, similar transfer or other similar disposition by Holdings or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02 (v), (vi), (vii) and (viii).

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

          "Base Rate Loan: shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall mean (i) prior to the Merger, Acquisition Corp., and
(ii) from and after the consummation of the Merger, Resources.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans
                                           --------
incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-I or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(v) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S. C.(S) 9601 et seq.
                         -- ----

          "Change of Control" shall mean (i) (A) at any time prior to the consummation of a Qualified IPO, either of the following shall occur: (x) the nominees designated by ECP and its Affiliates to serve as members of the Board of Directors of Holdings shall cease to constitute at least one-half of the total members of the Board of Directors of Holdings (it being understood that no Change of Control shall occur under this clause (i)(A)(x) if any such nominee ceases to serve as a member of the Board of Directors of Holdings for any reason so long as such nominee is replaced within 15 days thereafter by another nominee designated by ECP and its Affiliates), or (y) ECP and its Affiliates shall cease to own (I) on a fully diluted basis in the aggregate at least 30% of the economic interest in Holdings' capital stock and (II) at least 30% of the aggregate principal amount of the outstanding Holdings Subordinated Notes, and
(B) at any time from and after the consummation of a Qualified IPO, either of the following shall occur: (x) ECP and its Affiliates shall cease to own (I) a fully diluted basis in the aggregate at least 50% of the economic and voting interest in Holdings' capital stock that they own on the Initial Borrowing Date and (II) at least 50% of the aggregate principal amount of the outstanding Holdings Subordinated Notes that they own on the Initial Borrowing Date or (y) a majority of the members of the Board of Directors of Holdings are not Continuing Directors, (ii) Holdings shall cease to own 100% of the economic and voting interest in the Borrower's equity interests or (iii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date) either (x) shall have acquired either a greater beneficial ownership interest or voting interest (in either case, on a fully diluted basis) in Holdings' capital stock than that owned by ECP and its Affiliates or (y) shall have the ability to designate a greater number of the directors of Holdings than that designated by ECP, its Affiliates and the other shareholders of Holdings which are not management shareholders.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent, provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05.

          "Commitment" shall mean any of the commitments of any Lender, i.e.,
                                                                        ----
whether the Term Loan Commitment or the Revolving Loan Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holdings and its Subsidiaries at such time.

          "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before consolidated interest expense of Holdings and its Subsidiaries and provision for taxes for such period and without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other from sales of inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization and depreciation that were deducted in arriving at Consolidated EBIT for such period determined without giving effect to any expenses incurred in connection with the Transaction in an aggregate amount not to exceed $2,400,000.

          "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of Holdings and its Subsidiaries at such time determined on a consolidated basis to the extent that such Indebtedness should be accounted for as debt on the liability side of a balance sheet in accordance with generally accepted accounting principles plus, without duplication, (i) the aggregate amount of all unreimbursed drawings or payments (and which remain unpaid for two or more days) under all letters of credit (including any Letters of Credit), bankers acceptances and similar obligations issued for the account of Holdings and its Subsidiaries and (ii) the amount of all Contingent Obligations of Holdings and its Subsidiaries determined on a consolidated basis in respect of Indebtedness of other Persons of the type described above in this definition; it being understood, however, that up to $1,984,000 of Revolving Loans incurred on the Initial Borrowing Date shall be excluded from Consolidated Indebtedness only through April 15, 1999.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, provided
                                                                       --------
that the amortization of deferred financing, legal and accounting costs with respect to the Transaction shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein; and provided
                                                                   --------
further, that for purposes of determining compliance with Section 9.08 for any
-------
period, Consolidated Interest Expense shall be determined on a pro forma basis
                                                               ---------
to give effect both to any interest expense of any Acquired Entity or Business acquired pursuant to an Investment made pursuant to Section 9.05(xii) or (xiii) and to any interest expense associated with any incremental Indebtedness (including Revolving Loans and Swingline Loans) incurred to finance such Investment, in each case for the portion of such period prior to such acquisition.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
                                                                 --------
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of Holdings or is accounted for by Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to Holdings or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and provided further,
                                                             ----------------
that for purposes of calculating the Consolidated Interest Coverage Ratio under
Section 9.08 and the Leverage Ratio under Section 9.09, there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to an Investment under Section 9.05(xii) or
(xiii) and not subsequently sold or otherwise disposed of by the

Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition) (but after any deductions for minority interests).

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall
                 -----------------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of Holdings who (i) was a member of such Board of Directors on the Initial Borrowing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock or other common equity interests of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other equity interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other equity interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documentation Agent" shall mean U.S. Bank National Association, in its capacity as a Documentation Agent for the Lenders hereunder.

          "Documents" shall mean the Credit Documents, the Equity Financing Documents, the Acquisition Documents, the Holdings Subordinated Notes and the Merger Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of Holdings incorporated or organized in the United States or any State thereof

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "ECP" shall mean Evercore Capital Partners L.P.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding Holdings its Subsidiaries.

          "Employment Agreements" shall have the meaning provided in Section
5.05.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ----                                                       -- ----
Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42
                                  -- ----
U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et
                -- ----                                                    --
seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42
----
U.S.C. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49
                 -- ----
U.S.C. (S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C.
                -- ----
(S) 651 et seq.; and any state and local or foreign counterparts or equivalents,
        -- ----
in each case as amended from time to time.

          "Equity Financing" shall mean the issuance by Holdings of shares of its common stock on the Initial Borrowing Date and within 90 days thereafter to ECP and/or its Affiliates, management of Holdings and certain other investors identified to the Agents in an aggregate amount of $10,000,000.

          "Equity Financing Documents" shall mean each of the documents and agreements entered into in connection with the consummation of the Equity Financing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employee" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Loan (other than any Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of permanent principal payments of Indebtedness of Holdings and its Subsidiaries during such period (other than (A) repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness and (B) repayments of Loans, provided that repayments of Loans shall be deducted in determining
          --------
Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 91 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ending closest to May 31, 2000).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings.

          "Existing Indebtedness" shall have the meaning provided in Section
7.22.

          "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

          "Expiration Date" shall mean, with respect to each Letter of Credit, the final stated expiration date thereof or such earlier date on which such Letter of Credit was canceled and returned to the Issuing Lender.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
     Section 3.01.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of Holdings other than a Domestic Subsidiary.

          "Guaranteed Creditors" shall man and include each Agent, the Collateral Agent, the Issuing Lender, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity by acceleration or otherwise) of the principal and interest on each Note issued by, and Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Lenders, each Agent, the Issuing Lender and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and all such other Credit Documents and
(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained herein.

          "Guarantor" shall mean and include Holdings and each Subsidiary Guarantor.

          "Guaranty" shall mean and include the Holdings Guaranty and the Subsidiaries Guaranty.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 14.

          "Holdings Subordinated Notes" shall mean the 12% Junior Subordinated Promissory Notes of Holdings due 2004 in the form delivered pursuant to Section 5.06(c).

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has
                                              --------
not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent
          ---
Obligations of such Person, and (vii) all net obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Information System and Equipment" of any Person shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by such Person, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, such Person's conduct of its business.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans occurs.

          "Intercompany Loan" shall have the meaning provided in Section
     9.05(ix).

          "Intercompany Note" shall mean a promissory note, in the form of Exhibit L, evidencing Intercompany Loans.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Investments" shall have the meaning provided in Section 9.05.

          "Issuing Lender" shall mean BTCo.

          "L/C Supportable Obligations" shall mean obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business and such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Lender and the Administrative Agent, in either case to the extent such obligations are otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 1. 13 or 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(d) or 2.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

          "Management Agreements" shall have the meaning provided in Section
5.05.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or
(ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document, (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document or (z) with respect to the Credit Events to occur on the Initial Borrowing Date, on the Transaction.

          "Maturity Date" shall mean, with respect to any Tranche of Loans, the Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Swingline Amount" shall mean $500,000.

          "Merger" shall mean the merger of Acquisition Corp. with and into Resources, with Resources being the surviving corporation of such merger.

          "Merger Documents" shall mean the certificate of merger and all other agreements and documents related to the Merger.

          "Minimum Borrowing Amount" shall mean (i) for Term Loans, $1,000,000,
(ii) for Revolving Loans, $ 100,000 and (iii) for Swingline Loans, $50,000.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

          "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the taxes paid or payable as a result of such Asset Sale.

          "Non-Compete Agreements" shall have the meaning provided in Section 5.05.

          "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

          "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Ariana Delucia or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" mean all amounts owing to any Agent, the Collateral Agent, the Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA other than a Foreign Pension Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for which Holdings, a Subsidiary of Holdings or an ERISA Affiliate is reasonably expected to have liability under Section 4069 or 4212(c) of ERISA.

          "Pledge Agreement" shall have the meaning provided in Section 5.09.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall mean the projections, dated March 9, 1999, which were prepared by or on behalf of Holdings in connection with the Transaction and delivered to each Agent and the Lenders prior to the Initial Borrowing Date.

          "Qualified IPO" shall mean a bona fide underwritten sale to the public of common stock of Holdings pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in gross cash proceeds to Holdings (exclusive of underwriter's discounts and commissions and other expenses) of at least $15,000,000.

          "Qualified Preferred Stock" shall mean any preferred stock of Holdings so long as the terms of any such preferred stock (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision, (w) do not require the cash payment of dividends, (x) do not contain any covenants, (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, or liquidations involving Holdings, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date, commencing on March 31, 1999.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          ------

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent at least 50.1
% of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders and
(ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean October 1, 2003.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

          "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage
                                              --------
of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

          "Scheduled Repayments" shall have the meaning provided in Section 4.02(b).

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.10.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.11.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and, to the extent provided in Section 8.16, each Wholly-Owned Foreign Subsidiary of the Borrower.

          "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean BTCo.

          "Swingline Loan" shall have the meaning provided in Section 1.01(c).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall mean BankBoston, N.A.

          "Tax Benefit" shall have the meaning provided in Section 4.04(c).

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan" shall have the meaning provided in Section 1.01(a).

          "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Term Loan Commitment," as same may be terminated pursuant to Sections
3.03 and/or 10.

          "Term Loan Maturity Date" shall mean October 1, 2003.

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Test Period" shall mean (i) for any determination made on or prior to the last day of Holdings' fiscal quarter ending closest to May 31, 1999, the period from the first day of Resources' fiscal quarter beginning closest to September 1, 1998 through and including the last day of Holdings' fiscal quarter ending closest to May 31, 1999 (taken as one accounting period) and (ii) for any determination made thereafter, each period of four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period); provided, however, the following rules shall apply:
-----------------

          (i) for purposes of determining compliance with Section 9.09 at any time prior to the last day of Holdings' fiscal quarter ending closest to May 31, 1999, Consolidated EBITDA shall be the actual Consolidated EBITDA for the period from the first day of Resources' fiscal quarter beginning closest to September 1, 1998 through and including the last day of Resources' fiscal quarter ending closest to February 28, 1999 (which period also shall be a Test Period for purposes of such Section 9.09) multiplied by 2;

          (ii) for purposes of determining compliance with Sections 9.08, 9.09 and 9.10 at any time on and after last day of Holdings' fiscal quarter ending closest to May 31, 1999 and prior to the last day of Holdings' fiscal quarter ending closest to August 31, 1999, Consolidated EBITDA shall be the actual Consolidated EBITDA for the period from the first day of Resources' fiscal quarter beginning closest to September 1, 1998 through and including the last day of Holdings' fiscal quarter ending closest to May 31, 1999 multiplied by 4/3; and

          (iii) for purposes of determining compliance with Section 9.08 (x)
     for any Test Period ending on or prior to the last day of Holdings' fiscal quarter ending closest to February 28, 2000, Consolidated Interest Expense for any portion of a Test Period ended prior to the Initial Borrowing Date shall be calculated on a pro forma basis as if the Transaction had occurred
                              ---------
     on the first day of each such Test Period and (y) for the Test Period ending closest to May 31, 1999, Consolidated Interest Expense shall be determined as otherwise provided in this definition multiplied by 4/3.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, i.e., Term
                                                                     ---
Loans, Revolving Loans and Swingline Loans.

          "Transaction" shall mean, collectively, (i) the Acquisition, (ii) the Equity Financing, (iii) the issuance of the Holdings Subordinated Notes, (iv) the Merger, (v) the entering into of the Credit Documents and the incurrence of Loans on the Initial Borrowing Date and (vi) the payment of all fees and expenses in connection with the foregoing.

          "Transition Services Agreement" shall mean the Transition Services Agreement, dated as of April 1, 1999, among Holdings, Resources and Deloitte & Touche LLP.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ---
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving
Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

          "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

          "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Year 2000 Compliant" shall mean that all of Holdings' and its Subsidiaries' Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing) before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, Information Systems and Equipment of any other Person, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Holdings' or any of its Subsidiaries' Information Systems and Equipment.

          SECTION 12. The Agents.
                      ----------

          12.01 Appointment. The Lenders hereby irrevocably designate BTCo as
                -----------
Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include BTCo in its capacity as (x) Collateral Agent pursuant to the Security Documents and (y) Lead Arranger hereunder) to act as specified herein and in the other Credit Documents. The Lenders hereby irrevocably designate U.S. Bank National Association as Documentation Agent and BankBoston, N.A. as Syndication Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

          12.02 Nature of Duties. Neither the Administrative Agent, the
                ----------------
Syndication Agent nor the Documentation Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). The duties of the Agents shall be mechanical and administrative in nature; neither the Administrative Agent, the Syndication Agent nor the Documentation Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 Lack of Reliance on the Agents. Independently and without
                ------------------------------
reliance upon the Administrative Agent, the Syndication Agent or the Documentation Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, neither the Administrative Agent, the Syndication Agent nor the Documentation Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Agents shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 Certain Rights of the Agents. If any Agent shall request
                ----------------------------
instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05 Reliance. Each Agent shall be entitled to rely, and shall be
                --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          12.06 Indemnification. To the extent any Agent is not reimbursed and
                ---------------
indemnified by Holdings or any of its Subsidiaries, the Lenders will reimburse and indemnify such Agent in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion
                       --------
of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          12.07 Each Agent in its Individual Capacity. With respect to its
                -------------------------------------
obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its respective individual capacities. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lender.

          12.08 Holders. The Administrative Agent may deem and treat the payee
                -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 Resignation by the Administrative Agent or the Documentation
                ------------------------------------------------------------
Agent. (a) The Administrative Agent may resign from the performance of all its
-----
respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. The Documentation Agent and Syndication Agent may resign from the performance of its functions duties hereunder at any time by giving the Administrative Agent notice thereof. Such resignation shall take effect upon the giving of such notice.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          SECTION 13. Miscellaneous
                      -------------

          13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not
                ------------------------
the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of each Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP (but no other law firm not approved by the Borrower) and of the Agents' consultants retained with the Borrower's approval) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and of the Agents in connection with their syndication efforts with respect to this Agreement and (y) of the Agents and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Agents and, after the occurrence of an Event of Default, counsel for each of the Lenders);
(ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned, leased or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court competent jurisdiction)). To the extent that the undertaking to indemnify, pay or hold harmless each Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 Right of Setoff. In addition to any rights now or hereafter
                ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03 Notices. Except as otherwise expressly provided herein, all
                -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

          13.04 Benefit of Agreement; Assignments; Participations. (a) This
                -------------------------------------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although
                                              ----------------
any Lender may grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the participant shall not constitute a "Lender hereunder and, provided further, that no Lender shall grant any participation under which the
----------------
participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $2,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified
           --------
to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender marked "canceled" (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement reasonably acceptable to the Borrower) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the consent of the Borrower (each of which consents shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent and the Borrower, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 No Waiver, Remedies Cumulative. No failure or delay on the part
                ------------------------------
of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral

Agent, the Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this
                -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such
                                                  --- ----
payment) pro rata based upon their respective shares, if any, of the Obligations
         --- ----
with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender owed such Obligations bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from such other Lenders participating in such Obligations an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter
        --------
recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07 Calculations: Computations; Accounting Terms. (a) The financial
                --------------------------------------------
statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Lenders); provided that, except as otherwise specifically
                                 --------
provided herein, all computations of Excess Cash Flow, and all computations and all definitions used in determining compliance with Sections 9.07 through 9.10, inclusive, (x) shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of Resources referred to in Section 7.05(a) and (y) shall be determined as if no Holdings Subordinated Notes are outstanding.

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days

(including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable; provided that Base Rate Loans the rate of interest on which is determined by reference to the Prime Lending Rate shall be made on the basis of a year of 365 days for the actual number of days occurring in the period for which such interest is payable.

          13.08 GOVERNING LAW: SUBMISSION TO JURISDICTION: VENUE; WAIVER OF JURY
                ----------------------------------------------------------------
TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND
-----
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

          (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT

PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Administrative Agent, the Syndication Agent and the Documentation Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date
                -------------
(the "Effective Date") on which Holdings, Acquisition Corp., Resources, each Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and
                --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver: etc.  (a) Neither this Agreement nor any
                ------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination
                  --------
shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective
Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge
                      ----------------
or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of each Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent, or (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lenders consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay each Tranche of outstanding Loans of such Lender in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless
                                                           --------
the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have
                 ----------------
the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 13.12(a).

          13.13 Survival. All indemnities set forth herein including, without
                --------
limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14 Domicile of Loans. Each Lender may transfer and carry its Loans
                -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Register. The Borrower hereby designates the Administrative
                --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan marked "canceled", and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15, provided that the Borrower shall not be liable for the payment of any portion of such losses, claims, damages or liabilities resulting from the Administrative Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          13.16 Confidentiality. (a) Subject to the provisions of clause (b) of
                ---------------
this Section 13.16, each Lender agrees it will not disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become
--------
generally available to the public other than by virtue of a breach of this
Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or
their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent, the Syndication Agent, the Documentation Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided
                                                                    --------
that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

          13.17 Acknowledgement. Resources, as the surviving corporation of the
                ---------------
Merger, hereby (i) acknowledges that from and after the consummation of the Merger, it shall assume (and hereby assumes) all rights, obligations, duties and liabilities of Acquisition Corp. under this Agreement, any Notes issued hereunder and the other Credit Documents to which Acquisition Corp. is a party and shall be the "Borrower" for all purposes under this Agreement and the other Credit Documents and all references in this Agreement and the other Credit Documents to the "Borrower" shall be deemed to be references to Resources and
(ii) represents, warrants and agrees that from and after the consummation of the Merger, Resources will fully and faithfully perform all obligations (including payment obligations and compliance with all covenants) of the "Borrower" under this Agreement, any Notes delivered pursuant hereto and the other Credit Documents.

          SECTION 14. Holdings Guaranty.
                      -----------------

          14.01 Guaranty. In order to induce each Agent, the Collateral
                --------
Agent, the Issuing Lender and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements, Holdings hereby agrees with the Guaranteed Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent or the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This Guaranty is a guaranty of payment and not collection.

          14.02 Bankruptcy. Additionally, Holdings unconditionally and
                ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally, jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful currency of the United States.

          14.03 Nature of Liability. The liability of Holdings hereunder is
                -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 Independent Obligation. The obligations of Holdings hereunder
                ----------------------
are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          14.05 Authorization. Holdings authorizes the Guaranteed Creditors
                -------------
without notice or demand (except as be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

          14.06 Reliance. It is not necessary for any Guaranteed Creditor to
                --------
inquire into the capacity or powers of Holdings or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers be guaranteed hereunder.

          14.07 Subordination. Any indebtedness of the Borrower now or
                -------------
hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any such indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been paid in full in cash.

          14.08 Waiver. (a) Holdings waives any right (except as shall be
                ------
required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that neither the Agents nor the Banks shall have any duty to advise Holdings of information known to them regarding such circumstances or risks.

          14.09 Nature of Liability. It is the desire and intent of Holdings and
                -------------------
the Guaranteed Creditors that this Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Holdings obligations under this Guaranty shall be deemed to be reduced and

Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                     * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                        RC TRANSACTION CORP.

                                        By: /s/ Stephen J. Giusto
                                          --------------------------------------
                                           Title: C.F.O. & Secretary

                                        RCLLC ACQUISITION CORP.

                                        By: /s/ Stephen J. Giusto
                                           -------------------------------------
                                           Title: C.F.O. & Secretary

                                        RE:SOURCES CONNECTION LLC

                                        By: /s/ Stephen J. Giusto
                                           -------------------------------------
                                           Title: C.F.O. & Secretary

                                        BANKERS TRUST COMPANY, Individually, as
                                        Administrative Agent and as Lead
                                        Arranger

                                        By: /s/ Mary Kay Coyle
                                           -------------------------------------
                                           Title: Managing Director

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        Individually and as Documentation Agent

                                        By: /s/ Kurt D. Egertson
                                           -------------------------------------
                                           Title: Vice President

                                        BANKBOSTON, N.A., Individually and as
                                        Syndication Agent

                                        By: Cheryl J. Carangelo
                                           -------------------------------------
                                           Title: Vice President

                                     -107-